UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2022 (April 10, 2022)

SINGULARITY FUTURE TECHNOLOGY LTD.

(Exact name of Registrant as specified in charter)

Virginia	001-34024	11-3588546
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

98 CUTTER MILL ROAD, SUITE 322,

GREAT NECK, NY, 11021

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 888-1814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	SGLY	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item  1.01 Entry into a Material Definitive Agreement

On April 10, 2022, Singularity Future Technology Ltd. (the “Company”) entered into a Joint Venture Agreement (the “Agreement”) with Golden Mainland Inc., a Georgia corporation (the “Golden Mainland”) to establish a joint venture (the “Joint Venture”) for building an expected total of 1 Gigawatt of Bitcoin mining sites in Texas, Ohio, and other states, with an anticipated full capacity of 300,000 Bitcoin mining machines, each with 3,400 watt/hour power consumption.

Under the terms of the Agreement, the Company and Golden Mainland anticipate an aggregate joint investment of up to $250 million in the Joint Venture. The Company will own 51%, and Golden Mainland will own 49%, respectively, of the equity in the Joint Venture, with each party contributing capital in accordance with its ownership interest. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Agreement, a form of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item  9.01. Financial Statements Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Joint Venture Agreement dated April 10, 2022
99.1	Press release of Singularity Future Technology Ltd. dated April 11, 2022
104	Inline iXBRL language is updated in the Exhibit Index

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINGULARITY FUTURE TECHNOLOGY LTD.

Date: April 14, 2022	By:	/s/ Yang Jie
	Name:	Yang Jie
	Title:	Chief Executive Officer

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